Exhibit 10.27

RESEARCH AGREEMENT

NO.

BY AND BETWEEN

SURGIVISION, INC.

AND

THE UNIVERSITY OF UTAH

This Research Agreement (“Agreement”) is entered into and effective as of                                                              , by and between Surgi Vision, Inc, a Delaware corporation having a principal place of business at 200 N Cobb Parkway, Suite 140, Marietta, Georgia 30062 (“Sponsor”) and the University of Utah, a body politic and corporate of the State of Utah (“University”).

RECITALS

WHEREAS, Sponsor wishes to fund research in MRI Guided EP Ablation as outlined in this Agreement; and

WHEREAS, the performance of such research is consistent, compatible and beneficial to the academic role and mission of University as an institution of higher education; and

WHEREAS, University is qualified to provide such research.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings herein set forth, the parties agree as follows:

1. Scope of Work. University agrees to perform certain research (“Research”) described in the Scope of Work set forth in Appendix A, which is attached hereto and incorporated herein by this reference.

2. Period of Performance. The term of this Agreement shall be one-year, commencing on the effective date of this Agreement. The Agreement shall automatically terminate one year from the effective date, unless both Sponsor and University agree in writing prior to the termination date, to extend the Agreement for a subsequent one-year renewal term subject to the same terms and conditions stated herein.

3. Compensation and Payment.

3.1 Compensation. Sponsor shall pay to University a total of $[***] USD (“Compensation”) in consideration for this Agreement. The Compensation shall be used by the University substantially along the lines of the budget itemizing the costs of the Research, as set forth in Appendix B, which is attached hereto and incorporated herein by this reference.

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.2 Payment. Sponsor shall pay an initial payment of $[***] of the Compensation amount within 30 days of the effective date of this Agreement. Thereafter, monthly progress payments shall be made by Sponsor to University based upon monthly invoices submitted by University to Sponsor. The monthly invoices shall identify the direct, facility and administrative costs. Invoices submitted to Sponsor shall be paid by Sponsor within thirty (30) days of receipt. Final payment shall include the unpaid balance of the Compensation and shall be paid upon completion of the Research. Final payment of any remaining amount of Compensation unpaid at termination of the Agreement, if any, shall be made within 30 days of notification of completion of the Research.

Invoices shall be delivered to:

JOHN THOMAS

200 N. COBB PARKWAY

MARIETTA, GA 30062

Compensation checks shall be payable to “The University of Utah” and shall be sent to:

GARY S. GLEDHILL

UNIVERSITY OF UTAH

RESEARCH ACCOUNTING

201 PRESIDENT’S CIRCLE, ROOM 406

SALT LAKE CITY UT 84112-9020

4. Technical Supervision. The person with primary responsibility for supervision of the performance of the Research at the University shall be Dr. Nassir Marrouche. No other person shall replace or substitute for him in the supervisory responsibilities hereunder without the prior written approval of Sponsor, which may be granted or withheld at Sponsor’s sole discretion, and with the consent of the University, which consent shall not be unreasonably withheld.

5. Reporting Requirements. University shall provide written reports to Sponsor on the progress of the performance of Research as outlined or required in the Scope of Work. A final written report shall be furnished to Sponsor upon completion of the Research or within 60 days of the termination of the Agreement, whichever is earlier.

6. Equipment. All equipment, instruments and materials purchased or used by University in connection with performance of the Research shall at all times remain under the control and ownership of University. This provision does not apply to equipment, instruments or materials loaned to University by Sponsor, which shall remain the property of the Sponsor and shall be returned to Sponsor upon termination of this Agreement.

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7. Publication and Confidentiality.

7.1 Publication. In furtherance of University’s role as a public institution of higher education, it is necessary that significant results of research activities be reasonably available for publication by the University, and Sponsor acknowledges that University may publish the results of research conducted in connection with this Agreement.

Notwithstanding the foregoing, University agrees that it shall not publish the results of research conducted in connection with this Agreement, without the prior written consent of Sponsor, until the expiration of six (6) months following the first to occur of either the termination of this Agreement or submission of the final written report required under Section 4 hereof. In the event University wishes to publish research results prior to the expiration of the above described six (6) month period, University shall first provide to Sponsor written notice of University’s intent to publish and a draft of such publication. Sponsor shall have thirty (30) days after receipt of the draft publication to request in writing the removal of portions deemed by Sponsor to contain confidential or patentable material owned by Sponsor, or to request a delay in submission of the draft for publication pending Sponsor’s application for patent protection. In either event, University shall have no obligation to delay publication of the draft for longer than six (6) months following delivery of University’s notice to Sponsor of intent to publish. If University does not receive Sponsor’s written response to the notice of intent to publish within the thirty (30) day period, then Sponsor shall be deemed to have consented to such publication. However, information supplied to University by Sponsor and identified by Sponsor as proprietary information shall not be included in any material published by University without prior written consent of Sponsor.

7.2 Confidentiality. Confidentiality. Sponsor acknowledges that University is a governmental entity and thus subject to the Utah Governmental Records Access Management Act, Section 63-2-101 et seq., Utah Code Ann. (1997 and Supp 2005 as amended) (“GRAMA”) and Section 53B-16-301 et seq., Utah Code Ann. (1994 and Supp. 2005). Pursuant to GRAMA, a sponsor of research may submit a single claim of business confidentiality concerning confidential business records exchanged during the research project. Thereafter, no party may obtain confidential business records from the University absent a court order requiring the University to disclose the records.

8. Indemnification.

8.1 Indemnification by University. It is understood that the Institution is a governmental entity and is subject to the Governmental Immunity Act of Utah, Section 63-30d-101 et seq., Utah Code Ann. (2004, as amended) (“Act”). It is further understood that nothing in this Agreement shall be construed as a waiver of any rights or defenses applicable to the Institution under the Act, including without limitation, the provisions of Section 63-30d-604 regarding limitation of judgments. Subject to the provisions of the Act, University agrees to indemnify, defend and hold harmless Sponsor, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of University, its officers, agents or employees in connection with this Agreement up to the limits of the Utah Governmental Immunity Act.

8.2 Indemnification by Sponsor. Sponsor shall indemnify, defend and hold harmless

University, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of Sponsor, its officers, agents or employees in connection with this Agreement. Sponsor shall not be responsible for any acts by employees, students or agents of University for Research carried out under this Agreement.

8.3 Indemnification by University. University shall indemnify, defend and hold harmless Sponsor, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of University, its officers, agents or employees in connection with this Agreement.

9. Compliance With Laws. In performance of the Research, Sponsor and University shall comply with all applicable federal, state and local laws, codes, regulations, rules and orders.

10. Patents and Inventions.

10.1 Background Intellectual Property. “Background Intellectual Property” means property and the legal right therein of either or both parties developed before or independent of this Agreement, including inventions, patent applications, patents, copyrights, trademarks, mask works, trade secrets and any information embodying proprietary data such as technical data and computer software. This Agreement does not grant and shall not be construed as implying that either party hereto shall have the right to use Background Intellectual Property of the other in connection with this Research except as otherwise provided hereunder.

10.2 Notification of Inventions. Should any invention or improvement be developed during the course of the Research, University shall notify Sponsor of such invention or improvement within thirty (30) days of knowledge of the invention or improvement.

10.3 Ownership. The University shall own all right, title and interest in all inventions and improvements conceived or reduced to practice solely by University or University personnel in the performance of the Research (hereinafter collectively “University Invention”). Sponsor shall own all right, title and interest in all inventions and improvements conceived or reduced to practice by Sponsor, Sponsor personnel and/or consultants thereof in the performance of the Research (hereinafter collectively “Sponsor Invention”). The University and Sponsor will jointly own all right title and interest in all inventions and improvements jointly conceived or reduced to practice by inventors at the University and at Sponsor in the performance of the Research (hereinafter collectively “Joint Invention”). Inventorship shall be determined in accordance with U.S. Patent Law.

10.4 Grant of Non-Exclusive License. In consideration of Sponsor’s support of the Research, University hereby grants to Sponsor an irrevocable fully paid-up, non-royalty bearing, worldwide non-exclusive license with the right to sublicense, any patent, copyright or other intellectual property right associated with any University Invention, including the right to practice the University Invention and the right to make, have made, use, import, offer for sale and sell products and processes covered by the University invention.

10.5 Option for Exclusive License. The University also grants to Sponsor a 6-month Exclusive Option Period to any University Invention or to University’s interest in any Joint Invention, which option shall expire six (6) months after University has provided written notice to Sponsor of any such University Invention or Joint Invention (“Option Period”). Upon exercise of the option in writing, the parties will meet within thirty (30) days to begin negotiating the terms of the license. The parties agree to negotiate in good faith. In the event an exclusive license is not executed within six (6) months from the exercise of the option, or the option is not exercised within the Option Period, then subject to the non-exclusive license in 10.4, University shall be free to license the University Invention or the University’s interest in any Joint Invention to others, at the University’s sole discretion with no further obligation to the Sponsor. In the event the University shall affirmatively decide to not pursue legal protection of and/or abandon its rights to any such invention or improvement prior to exercise of said option, University shall timely notify Sponsor of this decision and assign to Sponsor all of the University’s rights, title and interest therein.

11. Relationship of Parties. In assuming and performing the obligations of this Agreement, University and Sponsor are each acting as independent parties and neither shall be considered or represent itself as a joint venturer, partner, agent or employee of the other. Neither party shall use the name or any trademark of the other party in any advertising, sales promotion or other publicity matter without the prior written approval of the other party. University shall be responsible for determining what activities are appropriate under the Research and shall direct those activities. Sponsor shall not direct nor determine what activities shall be carried out to perform the Research and shall not be held responsible for any activities carried out by researchers performing the Research at the University.

12. Termination. This Agreement may be terminated by either party at any time, by giving written notice thereof to the other party. Such termination shall be effective thirty (30) days after receipt of such notice. Termination shall not relieve either party of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made prior to the time of such termination.

13. Uncontrollable Forces. Neither Sponsor nor University shall be considered to be in default of this Agreement if delays in or failure of performance shall be due to uncontrollable forces the effect of which, by the exercise of reasonable diligence, the nonperforming party could not avoid. The term “uncontrollable forces” shall mean any event which results in the prevention or delay of performance by a party of its obligations under this Agreement and which is beyond the control of the nonperforming party. It includes, but is not limited to, fire, flood, earthquakes, storms, lightning, epidemic, war, riot, civil disturbance, sabotage, inability to procure permits, licenses, or authorizations from any state, local, or federal agency or person for any of the supplies, materials, accesses, or services required to be provided by either Sponsor or University under this Agreement, strikes, work slowdowns or other labor disturbances, and judicial restraint.

14. Miscellaneous.

14.1 Assignment. University shall not assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due under this Agreement, without the prior written consent of the Sponsor. Sponsor shall have the right to assign this Agreement and the rights under 10.4 and 10.5, with prior written consent of University, and such consent shall not be unreasonably withheld.

14.2 Entire Agreement. This Agreement, with its attachments, constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any other written or oral understanding of the parties. This Agreement may not be modified except by written instrument executed by both parties.

14.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

14.4 Notices. Except as provided in Section 3 hereof regarding payment of invoices, any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been received and properly given and effective: (a) on the date of delivery if delivered in person to an employee of University or Sponsor during recipient’s normal business hours; or (b) on the date of delivery to the Notice Address if delivered by courier, express mail service or first-class mail, registered or certified, return receipt requested. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party (Notice Address) as follows:

In the case of University:

Technical	Contractual

Name: Dr. Marrouche	Brent Brown
Title: Principal Investigator	UNIVERSITY OF UTAH
Address: 30 N 1900 E, Rm 4A100	OFFICE OF SPONSORED PROJECTS
Salt Lake City, UT 84132	75 South 2000 East SALT LAKE CITY UT 84112

In the case of Sponsor:

Technical	Contractual

Name: Pete Piferi	Name: Kimble Jenkins
Title: COO	Title: CEO
Address: 50 N Front St.	Address: 50 N Front St.
19th floor, Memphis TN 38103	19th floor, Memphis TN 38103

Correspondence to be sent with a courtesy copy to:

Julie Richardson, Esq.

Myers Bigel Sibley & Sajovec, P.A.

4140 Parklake Ave.

Raleigh, NC 27627 (Fax: 919-854-1401)

14.5 Order of Precedence. In the event of any conflict, inconsistency or discrepancy amount, the Agreement and any other documents listed below shall be resolved by giving precedence in the following order.

(a) This Agreement including the Exhibits hereto

(b) Purchase Order issued by Sponsor. In the event a purchase order is issued under this Agreement and such purchase order contains standardized terms and conditions, the terms and conditions of this Agreement shall supercede and replace all such purchase order standardized terms and conditions.

14.6 Governing Law and Disputes. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws. Disputes that cannot be resolved by Sponsor and University shall be determined by a court of competent jurisdiction in the State of Utah.

14.7 Nonwaiver. A waiver by either party of any breach of this Agreement shall not be binding upon the waiving party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving party’s rights with respect to any other or further breach.

14.8 Use of Name. Sponsor may not use the name of University in any news release or advertising or any publications directed to the general public without written approval of University.

14.9 Attorney Fees. The prevailing Party in any action or suit to enforce the terms or conditions of this Agreement shall be entitled to recover its costs of court and reasonable attorneys’ fees incurred in enforcing the terms or conditions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

SURGIVISION, INC		UNIVERSITY OF UTAH
“Sponsor”		“University”

By:	/s/ Kimble Jenkins	By:	/s/ Brent K. Brown
	Signature		Signature
Name:	Kimble Jenkins	Name:	Brent K. Brown
Title:	President	Title:	Director, Office of Sponsored Projects
Date:	7/2/07	Date:	6/22/07

NASSIR MARROUCHE
“Primary Researcher”

Signature:	/s/ Nassir Marrouche

Title:

Date:

APPENDIX A

RESEARCH SCOPE OF WORK

[Insert Scope of Work referenced in Article 1.]

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX B

RESEARCH AGREEMENT BUDGET

[Insert Budget referenced in Article 3.1]

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

FIRST AMENDMENT TO THE RESEARCH AGREEMENT

BY AND BETWEEN

SURGIVISION, INC.

AND

THE UNIVERSITY OF UTAH

This is a first Amendment to the Research Agreement (“Agreement”), by and between SurgiVision, Inc, a Delaware corporation having a principal place of business at 200 N Cobb Parkway, Suite 140, Marietta, Georgia 30062 (“Sponsor”) and the University of Utah, a body politic and corporate of the State of Utah (“University”), executed by the Parties on July 2, 2007 and June 22, 2007, respectively.

The enumerated provisions below replace the corresponding provisions in the original Agreement. All other provisions are unaffected by this first Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings set forth, the parties agree to amend the Agreement as follows:

1. Scope of Work. University agrees to perform certain research (“Research”) described in the Scope of Work set forth in Appendix A’, which is attached hereto and incorporated herein by this reference.

2. Period of Performance. The term of this Agreement shall be two-years, commencing on November 15, 2007, which shall be the new Effective Date of the Agreement. The Agreement shall automatically terminate two years from the Effective Date, unless both Sponsor and University agree in writing, prior to the termination date, to extend the Agreement for a subsequent one or two-year renewal term subject to the same terms and conditions stated herein, except that the monetary compensation may be altered if agreed to by both Sponsor and University in writing.

3. Compensation and Payment.

3.1 Compensation. Sponsor shall pay to University a total of $[***] USD ($[***] under the original Agreement and $[***] under this first Amendment) in year one (reduced by any prior payments made since execution of the original Agreement) and a total of $[***] in year two (“Compensation”) in consideration for this Agreement. The Compensation shall be used by the University substantially along the lines of the budget itemizing the costs of the Research, as set forth in Appendix B’, which is attached hereto and incorporated herein by this reference.

3.2 Payment. Sponsor shall remit quarterly progress payments to University based upon quarterly invoices submitted by University to Sponsor. The invoices shall identify the direct, facility and administrative costs. Invoices submitted to Sponsor shall be paid each quarter by Sponsor within 30 days of receipt. Final payment shall include the unpaid balance of the Compensation and shall be paid upon completion of the Research. Final payment of any remaining amount of Compensation unpaid at termination of the Agreement, if any, shall be made within 30 days of notification of completion of the Research.

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

SURGIVISION, INC		UNIVERSITY OF UTAH
“Sponsor”		“University”

By:	/s/ Kim Jenkins	By:	/s/ Brent K. Brown
	Signature		Signature
Name:	Kim Jenkins	Name:	Brent K. Brown, Esq
	(Please print)		(Please print)
Title:	CEO	Title:	Director, Office of Sponsored projects
Date:	Nov 12, 2007	Date:	1/8/08

NASSIR MARROUCHE
“Primary Researcher”

Signature:	/s/ Nassir Marrouche

Title:

Date:

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APPENDIX A’

RESEARCH SCOPE OF WORK

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX B’

RESEARCH AGREEMENT BUDGET

See attached two sheets.

2

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3

SECOND AMENDMENT TO THE RESEARCH AGREEMENT

BY AND BETWEEN

SURGIVISION, INC.

AND

THE UNIVERSITY OF UTAH

This is the second Amendment to the Research Agreement (as amended, the “Agreement”), by and between SurgiVision, Inc, a Delaware corporation having a principal place of business at One Commerce Square, Suite 2550, Memphis, TN 38103 (“Sponsor”) and the University of Utah, a body politic and corporate of the State of Utah with a place of business at 75 South 2000 East, Rm. 211 RAB, Salt Lake City, UT 84112 (“University”), executed by the Parties on July 2, 2007 and June 22, 2007, respectively. This Amendment has an effective date of April 24, 2009.

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings set forth, the Parties agree to amend the Agreement as follows:

1. Section 3.1 Compensation. Sponsor shall pay to University a total of $[***] ($[***] under the original Agreement and previous Amendment) in consideration for this Agreement. The Compensation shall be used by the University substantially along the lines of the budget itemizing the costs of the Research, as set forth in Appendix B, which is attached hereto and incorporated herein by this reference.

All other terms and conditions of the Agreement shall remain in full force and effect and shall be unaffected by this Second Amendment to the Research Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

SURGIVISION, INC		UNIVERSITY OF UTAH
“Sponsor”		“University”

By:	/s/ Kim Jenkins	By:	/s/ Brent K. Brown
Name:	Kim Jenkins	Name:	Brent K. Brown
Title:	CEO	Title:	Director, Office of Sponsored Projects
Date:	4/29/09	Date:	4/29/09

NASSIR MARROUCHE
“Primary Researcher”

Signatures:	/s/ Nassir Marrouche
Date:	4/29/09

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

THIRD AMENDMENT TO THE RESEARCH AGREEMENT

BY AND BETWEEN

SURGIVISION, INC.

AND

THE UNIVERSITY OF UTAH

This is the third Amendment to the Research Agreement (as amended, the “Agreement”), by and between SurgiVision, Inc., a Delaware corporation having a place of business at One Commerce Square, Suite 2550, Memphis, TN 38103 (“Sponsor”), and the University of Utah, a body politic and corporate of the State of Utah with a place of business at 75 South 2000 East, Rm. 211, RAB, Salt Lake City, UT 84112 (“University”), executed by the Parties on July 2, 2007 and June 22, 2007, respectively. This Amendment has an effective date of May 1, 2009.

NOW, THERFORE, for and in consideration of the mutual covenants, conditions and undertakings set forth, the Parties agree to amend the Agreement as follows:

1.	In addition to the funding described in Section 3.1 of the Agreement (which aggregate amount has already been paid by Sponsor to University), Sponsor shall provide to University aggregate funding up to $[***] (the “Additional Funding”) with respect to the 4-month period of May, June, July, and August of 2009 (i.e., $[***] per month). Such Additional Funding shall be allocated and applied by University (a) to carry out the Research under the Agreement, and (b) as outlined in the budget in Appendix A.

2.	University acknowledges that Sponsor has already paid University $[***] of the Additional Funding. Sponsor shall pay University the remaining balance of the Additional Funding according to the following schedule: (a) Sponsor shall pay University $[***] following signature of this Amendment by both parties; and (b) Sponsor shall pay University the final $[***] on or before August 31, 2009.

3.	University will provide Sponsor, on a timely basis, with information reasonably requested by Sponsor with respect to University’s actual allocation and application of Additional Funding paid by Sponsor.

All other terms and conditions of the Agreement shall remain in full force and effect and shall be unaffected by this Third Amendment to the Research Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

SURGIVISION, INC		UNIVERSITY OF UTAH
“Sponsor”		“University”

By:		By:
Name:	Kim Jenkins	Name:	Brent K. Brown
Title:	CEO	Title:	Director, Office of Sponsored

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Appendix A

May-August 2009 Amended Budget for

SurgiVision/Siemens EP/MRI Collaboration Project

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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FOURTH AMENDMENT TO THE RESEARCH AGREEMENT

BY AND BETWEEN

SURGIVISION, INC.

AND

THE UNIVERSITY OF UTAH

This is the Fourth Amendment to the Research Agreement (as previously amended, and as further amended by this Fourth Amendment, the “Research Agreement”), by and between SurgiVision, Inc., a Delaware corporation having a place of business at One Commerce Square, Suite 2550, Memphis, TN 38103 (“Sponsor”), and the University of Utah, a body politic and corporate of the State of Utah with a place of business at 75 South 2000 East, Rm. 211, RAB, Salt Lake City, UT 84112 (“University”), executed by the Parties on July 2, 2007 and June 22, 2007, respectively. This Fourth Amendment is executed as of February 25, 2010, with an effective date of September 1, 2009.

NOW, THERFORE, for and in consideration of the mutual covenants, conditions and undertakings set forth, the parties agree to amend the Research Agreement as follows:

1. Defined Terms. Capitalized terms used but not defined in this Fourth Amendment shall have the meanings ascribed to such terms in the Research Agreement.

2. Extended Scope of Work. The term of the Research Agreement is extended through December 31, 2010. For the twelve (12) month period commencing January 1, 2010 and ending December 31, 2010, University agrees to perform research activities described in or contemplated by the Scope of Work attached hereto as Exhibit A (the “SOW”) for Sponsor’s exclusive benefit and to cooperate with Sponsor to facilitate a timely and successful completion of such research activities. For purposes of the Research Agreement, the term “Research” shall hereinafter include, without limitation, research activities described in or contemplated by the SOW. University shall provide Sponsor the deliverables set forth in the SOW, on or before the dates set forth in the SOW.

3. Additional SVI Support for Research.

(a) With respect to the four (4) month period commencing September 1, 2009 and ending December 31, 2009, Sponsor shall provide to University aggregate funding in the amount of [***], which Sponsor shall pay [***]. Such funding shall be allocated and applied by University (i) to carry out the Research for Sponsor’s exclusive benefit, and (ii) to pay documented, reasonable and actual expenses in connection therewith.

(b) Provided the Research Agreement is not earlier terminated, with respect to the twelve (12) month period commencing January 1, 2010 and ending December 31, 2010, Sponsor shall provide to University aggregate funding in an amount up to [***] (the “Additional Funding”). The Additional Funding shall be allocated and applied by University (i) to carry out research activities described in or contemplated by the SOW for Sponsor’s exclusive benefit, and (ii) to pay documented, reasonable and actual expenses in connection therewith, substantially in accordance with the itemized budget attached hereto as Exhibit B. Subject to the ultimate and penultimate sentences of this paragraph, and provided the Research Agreement is

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

not earlier terminated, Sponsor shall pay to University the Additional Funding in [***]. Notwithstanding the foregoing to the contrary, Sponsor’s obligation to make each payment of the Additional Funding is contingent upon University’s compliance with the Research Agreement, including, but in no way limited to, the SOW. Sponsor reserves the right to suspend or withhold any payment of funds if University fails to comply strictly with the terms and conditions of the Research Agreement (which, for the avoidance of any doubt, includes this Fourth Amendment), including, but in no way limited to, the failure by University to achieve the milestones, and/or the failure by University to provide Sponsor the milestone deliverables, as set forth in the SOW.

(c) University shall continue to account for the funding provided by Sponsor separately in University’s books and records, provided all such funding may be accounted for in a single University project account. A systematic accounting record shall be kept by University of the receipt and disbursement of funds. University shall retain original substantiating documents related to specific expenditures and make these records available for Sponsor’s review upon request. University shall be responsible for maintaining adequate financial records of the research program. Sponsor, or a designated representative, reserves the right, upon reasonable written notice, to audit University’s books and records relating to the expenditure of the Additional Funding.

(d) University shall provide Sponsor, on a timely basis as reasonably requested by Sponsor, with written reports that describe in reasonable detail University’s actual allocation and application of funding provided by Sponsor (e.g., salaries, supplies, etc.).

4. Amendment to Section 4 of the Research Agreement (Technical Supervision). Section 4 of the Research Agreement (Technical Supervision) is hereby amended by adding the following at the end of such section:

“In the event Dr. Nassir Marrouche leaves University or otherwise withdraws from his role in the performance of the Research, Sponsor may, in its sole discretion, terminate this Agreement or consent to University’s designation of a replacement or substitute.”

5. Amendment to Section 5 of the Research Agreement (Reporting Requirements). Section 5 of the Research Agreement (Reporting Requirements) is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefore:

“University shall provide periodic written reports to Sponsor as requested by Sponsor, which reports shall set forth in reasonable detail the status of the Research and the progress in the performance of the Research to achieve any applicable objectives and/or milestones.”

6. Amendment to Section 7.1 of the Research Agreement (Publication). Section 7.1 of the Research Agreement (Publication) is hereby amended by deleting the second paragraph thereof in its entirety and substituting the following therefore:

“Notwithstanding the foregoing, to protect the confidentiality of Confidential Information (as defined below) and/or the patentability of inventions and improvements conceived or reduced to practice in the performance of the Research, University agrees (for itself and all of its personnel) to provide to Sponsor, for Sponsor’s review and comment, any proposed publications or presentations which will disclose any findings, data or results of the research conducted in connection with this Agreement as soon as

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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possible, but in any event at least thirty (30) days prior to submission of a manuscript or abstract for publication or to the date of the presentation. If Sponsor reasonably determines that the proposed publication or presentation contains patentable subject matter which requires protection, or discloses any Confidential Information, University agrees (for itself and all of its personnel) (i) to delay publication or presentation for a period of time, not to exceed sixty (60) days, for the purpose of filing one or more patent applications and/or (ii) to delete any Confidential Information therefrom, other than results created by the University and included in a publication by a University student conducting research under this Agreement where such publication is required for the student’s academic advancement. If no written response is received from Sponsor within Sponsor’s review period, the publication or presentation may proceed without delay. In the event University defaults in the performance of its duties and obligation under this paragraph, Sponsor shall have the right (but not the obligation) to terminate this Agreement immediately upon written notice to University.”

7. Amendment to Section 7.2 of the Research Agreement (Confidentiality). Section 7.2 of the Research Agreement (Confidentiality) is hereby amended by deleting such section in its entirety and substituting the following therefore (provided these changes shall not apply retroactively from the date of execution of this Amendment):

“7.2 Confidentiality.

(a) During the term of this Agreement, (i) Sponsor may provide University with confidential information for use by University personnel in carrying out the research activities under this Agreement and (ii) in the course of carrying out the research activities under this Agreement, University personnel may develop confidential information for the Company (such information described in clauses (i) and (ii), the “Confidential Information”). Subject to the provisions of paragraph (b) below, University agrees (for itself and for all University personnel who will be using or developing Confidential Information):

(1) to hold Confidential Information in strict confidence and not to disclose Confidential Information to anyone other than University personnel working on research activities under this Agreement who have a need to know this information and who are obligated to comply with restrictions contained herein, except as expressly provided in clause (ii) of the second paragraph of Section 7.1;

(2) to refrain from copying, distributing, disclosing, or summarizing Confidential Information, except to University personnel identified in clause (i) above, or except as expressly provided in clause (ii) of the second paragraph of Section 7.1;

(3) to treat Confidential Information with at least the same degree of care that University uses to protect the confidentiality of its own most commercially sensitive information;

(4) to advise all University personnel to whom Confidential Information is disclosed that Confidential Information is highly confidential and subject to stringent conditions of confidentiality, and that Confidential Information may not be disclosed to third parties, posted in whole or part on the Internet, disclosed in publications or presentations, or otherwise handled or used in contravention of the terms of this Agreement;

(5) to use Confidential Information only in connection with Research performed under this Agreement, and to cease use of Confidential Information upon any termination of this Agreement (for whatever reason); and

(6) to return Confidential Information to Sponsor upon termination of this Agreement (for whatever reason), and to retain only one copy (which includes any copy stored in computer memory) provided that University may retain one copy (which includes any copy stored in computer memory) solely for archival purposes in order to determine University’s obligations hereunder.

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The foregoing restrictions contained in this Section 7.2 shall not apply to any information that (i) is already in the public domain or becomes available to the public through no breach of this Agreement; (ii) was lawfully in the possession of University prior to receipt from Sponsor, without an obligation of confidentiality; (iii) is received by University independently from a third party free to lawfully disclose such information to University; or (iv) is subsequently independently developed by University, outside the scope of the research activities under this Agreement and without use of the Confidential Information, as evidenced by University’s written records. Furthermore, if University is ordered to disclose any Confidential Information by a court or other governmental entity having jurisdiction, University may disclose such Confidential Information, provided that University (A) gives Sponsor prompt written notice of the order so Sponsor can seek a protective order or similar relief and (B) reasonably cooperates with Sponsor in protecting the confidential or proprietary nature of the Confidential Information required to be so disclosed. Except for the limited rights of use granted herein, nothing in this Agreement gives University or University personnel any rights, title, license or interest whatsoever in any Confidential Information. All ownership and other rights therein are vested in and shall remain with Sponsor.

(b) Sponsor acknowledges that University is a governmental entity subject to the Government Records Access and Management Act, Utah Code §§ 63G-2-101 to -901, as amended, and Utah Code §§ 53B-16-301 through 53B-16-305, as amended (“Records Statutes”). As such, University’s confidentiality obligations under this Agreement shall be subject in all respects to University’s compliance with Records Statutes. Pursuant to §§ 53B-16-304 and 63G-2-309 of the Utah Code, as amended, Sponsor hereby claims that the records it provides to University in connection with this Agreement are confidential and protected against disclosure under Utah Code §§ 53B-16-302 and 63G-2-305, as amended, as such records relate to Sponsor’s proprietary research and development efforts. Accordingly, in the event that University receives a request, pursuant to the Records Statutes, for records related to this Agreement, University shall be foreclosed, absent a court order or consent or acquiescence from Sponsor, from making the requested disclosure. Notwithstanding the foregoing, in the event that University receives a request for records related to this Agreement, University shall, if deemed necessary by University’s legal counsel, release a general description of the research conducted under this Agreement, excluding proprietary or competitive information, consistent with the provisions of §§ 53B-16-302 of the Utah Code, as amended. University shall promptly notify Sponsor in writing of any request it receives for records related to this Agreement.

8. Amendment to Section 10.3 of the Research Agreement (Ownership). Section 10.3 of the Research Agreement (Ownership) is hereby amended by deleting such section in its entirety and substituting the following therefore:

“10.3 Ownership. The University shall own all right, title and interest in all inventions and improvements conceived or reduced to practice, and all copyrightable materials created, solely by University or University personnel in the performance of the Research (hereinafter collectively “University Invention”). Sponsor shall own all right, title and interest in all inventions and improvements conceived or reduced to practice, and all copyrightable materials created, by Sponsor, Sponsor personnel and/or consultants thereof in the performance of the Research (hereinafter collectively “Sponsor Invention”). The University and Sponsor will jointly own all right, title and interest in all inventions and improvements jointly conceived or reduced to practice, and all copyrightable materials created, by personnel at the University and at Sponsor in the performance of the Research (hereinafter collectively “Joint Invention”). Inventorship shall be determined in accordance with U.S. Patent Law.”

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9. Amendment to Section 12 of the Research Agreement (Termination). Section 12 of the Research Agreement (Termination) is hereby amended by deleting such section in its entirety and substituting the following therefore:

“12. Termination.

12.1 Term. Unless earlier terminated as provided below, the term of this Agreement shall continue through December 31, 2010.

12.2 Default. If either Sponsor or University materially defaults in the performance of any duty or obligation imposed upon it by this Agreement and such default continues for thirty (30) days after written notice thereof has been given to the defaulting party by the other party, such other party may (but need not) give notice of the immediate termination of this Agreement. Notwithstanding the foregoing to the contrary, Sponsor may terminate this Agreement immediately upon notice to University in the event University defaults in the performance of its duties and obligations under Section 7.1 or Section 7.2 of this Agreement.

12.3 Primary Researcher. Sponsor shall have the right (but not the obligation) to terminate this Agreement upon written notice to University under the circumstances set forth in Section 4 hereof.

12.4 Return of Confidential Information. Upon termination of this Agreement for any reason, University must promptly return to Sponsor all of Sponsor’s Confidential Information then in the possession or under the control of University and/or any of its personnel, provided that University may retain one copy (which includes any copy stored in computer memory) of the Confidential Information for archival purposes in order to determine University’s obligations hereunder.

10. Amendment to Section 14 of the Research Agreement (Miscellaneous). Section 14 of the Research Agreement (Miscellaneous) is hereby amended by adding the following Section 14.10:

“14.10 Research Involving Animals. With respect to any research activities covered by this Agreement involving animal subjects, University agrees to comply with all applicable laws, rules and regulations of any governmental authority, agency or entity having jurisdiction over the research (including, but not limited to, the 1966 Federal Animal Welfare Act and the 1985 Improved Standards of Laboratory Animals Acts.) This compliance includes, but is not limited to, the need for review and approval of University’s animal research/procedures for animal care by the appropriate local Institutional Animal Care and Use Committee (IACUC). If such approval is required, University must provide a copy of this approval to Sponsor.”

11. Amendment to Section 14 of the Research Agreement (Miscellaneous). Section 14 of the Research Agreement (Miscellaneous) is hereby amended by adding the following Section 14.11:

“14.11 Prohibition on Practice of Medicine. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge that Sponsor is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. Accordingly, University shall retain the authority to direct all medical decisions regarding the care and treatment of its

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patients and shall assume full responsibility for any clinical decisions made as a result of data, directly or indirectly, generated during the research activities conducted. Sponsor shall neither exercise control over nor interfere with the physician-patient relationship. To the extent any act or service required of Sponsor under this Agreement should be construed or deemed by a governmental authority, agency or court to constitute the practice of medicine, the performance of said act or service by Sponsor shall be deemed waived and forever unenforceable.”

12. Amendment to Section 14 of the Research Agreement (Miscellaneous). Section 14 of the Research Agreement (Miscellaneous) is hereby amended by adding the following Section 14.12:

“14.12 Anti-Kickback Statute. In compliance with the federal Medicare/Medicaid Anti-Kickback Statute, each party represents that the funding to University has not been determined with regard to any implicit or explicit agreement to provide favorable procurement decisions with regard to Sponsor’s products or product candidates, and have not been given in exchange for such decisions. Each party further represents that such compensation has not been determined with regard to the value or volume of any business generated between the parties and that such compensation is consistent with fair market value in arm’s length transactions. The compensation provided hereunder is directly related to the costs of carrying out research, and includes no incentive payment to any individual for identifying or recruiting human subjects. This Agreement is not intended to, and does not, induce the referral of patients or to induce purchase of any items or services reimbursed by any federal or state health care program.”

13. Amendment to Section 14 of the Research Agreement (Miscellaneous). Section 14 of the Research Agreement (Miscellaneous) is hereby amended by adding the following Section 14.13:

“14.13 Survival. The provisions of Section 7 (Publication and Confidentiality), Section 8 (Indemnification), Section 10 (Patents and Inventions) Section 12.4 (Return of Confidential Information), and Section 14 (Miscellaneous) of this Agreement (including subsections) will survive any termination of this Agreement.”

14. Change of Address. Notices and other communications given to Sponsor under Section 14.4 (Notices) of the Research Agreement shall be sent or delivered to the addresses set forth below, or to such other address(es) as Sponsor shall designate by written notice given to University:

Technical	Contractual

Pete Piferi	Kimble Jenkins
COO	CEO
5 Musik	One Commerce Square, Ste. 2550
Irvine, CA 92618	Memphis, TN 38103

In each case with a courtesy copy to:

Oscar Thomas

VP, Business Affairs

One Commerce Square, Ste. 2550

Memphis, TN 38103

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15. Exhibits. The Exhibits attached to this Fourth Amendment are hereby incorporated into and made a part of this Fourth Amendment.

16. Ratification and Confirmation of Research Agreement. The parties each acknowledge and agree that the Research Agreement is in full force and effect and has been in full force and effect at all times since its execution. The terms and provisions of the Research Agreement, as modified by the terms of this Fourth Amendment, are hereby ratified and confirmed in all respects.

[The next page is the signature page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

SURGIVISION, INC.		UNIVERSITY OF UTAH
“Sponsor”		“University”

By:	/s/ Kimble L. Jenkins	By:	/s/ Brent K. Brown
Name:	Kimble L. Jenkins	Name:	Brent K. Brown
Title:	CEO	Title:	Director, Office of Sponsored Projects

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Exhibit A

Scope of Work

[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Exhibit B

Budget

[See Attached]

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[***]

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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